Exhibit 10.1

AMENDMENT TO CHANGE IN CONTROL AGREEMENT

This Amendment to the Change in Control Agreement (this “Amendment”) is entered into to be effective as of January 1, 2014 and amends that certain Change in Control Agreement dated as of             ,             (the “CIC Agreement”), by and among Humana Inc., a Delaware corporation (the “Company”), and             (the “Employee”). Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to such terms in the CIC Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the CIC Agreement, for good and valuable consideration, including eligibility for Employee to participate in the Company’s equity award program in 2014, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Amendment to the CIC Agreement. Section 2(i)(b) of the CIC Agreement is hereby amended by replacing the phrase, “maximum target amount,” with the phrase “target amount,” and the word “maximum” with the word “target.”

2. Effect on CIC Agreement. Except as set forth in this Amendment, the CIC Agreement shall remain in full force and effect in accordance with its original terms.

3. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by, construed, interpreted, and applied in accordance with the laws of Delaware, excluding any choice of law rules which would refer the matter to the laws of another jurisdiction.

4. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

5. Counterparts, Facsimile Signatures. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which constitute but one agreement.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer and the Employee has executed this Amendment, each as of the day and year set forth above.

HUMANA INC.			EMPLOYEE

BY:			BY:
Name:	Bruce D. Broussard		Name:
Title:	President and Chief Executive Officer

ATTEST:

BY:
	Name:	Joan O. Lenahan
	Title:	Vice President and Corporate Secretary